Exhibit 24(b)(8)(b)(3):  Form of Amendment No. 2, dated as of March ___, 2015, and effective as of April 1, 2015, to the Participation Agreement dated April 25, 2008, by and between BlackRock Investments, LLC., Voya Insurance and Annuity Company (formerly ING USA Annuity and Life Insurance Company), ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and Security Life of Denver Insurance Company.

AMENDMENT No. 2

TO THE

FUND PARTICIPATION AGREEMENT

This AMENDMENT No. 2, dated as of March __, 2015, and effective as of April 1, 2015 (the “Effective Date”) is made to the Fund Participation Agreement dated April 25, 2008, as amended (the “Agreement”) by and between BLACKROCK INVESTMENTS, LLC (the “Underwriter” or “BIL”) and VOYA INSURANCE AND ANNUITY COMPANY (formerly ING USA Annuity and Life Insurance Company), RELIASTAR LIFE INSURANCE COMPANY, RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK and SECURITY LIFE OF DENVER INSURANCE COMPANY (collectively, the “Company”). BAL and the Company shall be collectively known as the “Parties.”

WHEREAS, the Parties desire to amend the Agreement to update the list of investment Portfolios available to the Insurers pursuant to the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the Parties agree as follows:

1.            The Notice contacts under Article 7 of the Agreement are hereby deleted in their entirety and replaced as follows:

If to the Fund: BlackRock Variable Series Funds, Inc. Attn: Lisa Hill, Managing Director US Shareholder Services 40 East 52nd Street New York, NY 10022	with a copy to: BlackRock, Inc. Attn: General Counsel 40 East 52nd Street New York, NY 10022

If to the Underwriter:

BlackRock Investments, LLC

Attn: Frank Porcelli

Managing Director

US Wealth Advisory

55 East 52nd Street

New York, NY 10055

If to the Company:

Voya Insurance and Annuity Company

One Orange Way, C2N

Windsor, CT 06095-4774

Attention: Chief Legal Officer

with a copy to: BlackRock Investments, LLC Attn: Chief Compliance Officer 400 Howard Street San Francisco, CA 94105

2.            Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

3.            Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

4.            This Amendment may be executed in counterparts, each of which shall be deemed an original, but of all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the Effective Date.

VOYA INSURANCE AND ANNUITY                            RELIASTAR LIFE INSURANCE

COMPANY                                                                  COMPANY

By:                                                                                 By:

Print Name: ______________________                      Print Name:

Title:                                                                              Title:

RELIASTAR LIFE INSURANCE                                   SECURITY LIFE OF DENVER

COMPANY OF NEW YORK                                          INSURANCE COMPANY

By:                                                                                 By:

Print Name: ______________________                      Print Name:

Title:                                                                              Title:

BLACKROCK VARIABLE SERIES                               BLACKROCK INVESTMENTS, LLC

FUNDS, INC.

By:                                                                                 By:

Print Name: ______________________                      Print Name:

Title:                                                                              Title:

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of the Company, including, but not limited to:

Fund Name	Class	CUSIP	Ticker
Equity Funds
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Large Cap Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Growth V.I. Fund	III	09253L553	LGIII
BlackRock Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Value Opportunities V.I. Fund	I	09253L470	SMCPI
BlackRock Value Opportunities V.I. Fund	II	09253L462	SMCII
BlackRock Value Opportunities V.I. Fund	III	09253L454	SCIII

Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Index Fund
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

Money Market Fund
BlackRock Money Market V.I. Fund*	I	09253L876	DMMKI

*No payments for administrative services will be made on this Portfolio.